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                                                                   EXHIBIT 10.23

                                   LEASE

     LEASE dated October 20, 1995, between FREDRIC SNYDERMAN, as Trustee of J V Realty Trust (mailing address: 14 Norfolk Avenue, South Easton, MA 02375) ("Landlord") and SC DIRECT, INC., a Massachusetts Corporation, of 21 Bristol Drive, South Easton, MA 02375 (hereafter "Tenant").

I.   PREMISES

     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord. upon the terms, covenants and conditions hereinafter set forth:

     the exclusive use of the premises consisting of the entire free standing building and parcel of land known as 23 Norfolk Avenue, South Easton, MA, being approximately 22,000 square feet more or less interior space, said parcel of land is more particularly described in Schedule "A" attached hereto and made a part hereof.

II.  USE

     The Tenant may use and occupy the Premises for the purposes of warehouse distribution and office support or, subject to the Landlord's prior written consent, any other lawful purpose.
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III. TERM

     Subject to the terms, covenants and conditions contained herein, Tenant shall have and hold the premises for a term of eighteen (18) months commencing on November 1, 1995 and ending on April 30, 1997.

IV.  RENT

     Tenant covenants and agrees to pay to Landlord rent during the term of this Lease, at the rate of $93,500.00 per year in installments of $7,791.67 per month.

     All such rent shall be payable on the first day of every month beginning November 1, 1995 during the term hereof. Tenant will pay such rent to the Landlord without request or demand at its address set forth or at such other place as is designated from time to time by Landlord.

V.   LATE CHARGE

     Tenant shall pay a late charge of 3% of all sums required to be paid hereunder if paid more than fifteen (15) days after its due date until all such sums have been paid in full.

VI.  TAXES

     (A) In addition to the rent set forth in Paragraph IV above, Tenant covenants and agrees to pay Landlord as additional rent 100% of the real estate taxes assessed for any fiscal year on the land and buildings shown on Schedule "A".

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     (B) If this Lease commences during a fiscal year, Tenant shall be liable only for the same proportion of its 100% share of the real estate taxes as the period of time it occupies the Premises.

     (C) Tenant shall pay Landlord its share of the real estate taxes as aforesaid within fourteen (14) days after receipt from Landlord of a copy of the real estate tax bill and a statement showing the share thereof for which it is liable.

     (D) If any abatement of real estate taxes is obtained, the amount thereof shall first be applied to the reasonable costs and expenses of obtaining such abatement. Tenant shall then be entitled to its percentage thereof in accordance with the percentage of the real estate taxes for which it is liable, and Landlord shall be entitled to the remainder. In addition, Tenant has the right in name of Landlord to contest validity or amount of taxes or to file for an abatement at Tenant's cost.

VII. INSURANCE

     The Tenant shall pay, as additional rent, the cost of the following insurance coverages on the Premises. All policies shall be with responsible insurance companies licensed to do business in Massachusetts. All such policies which affect the premises shall name Landlord and Tenant as insured parties as their interests may appear.

     (a) Hazard Insurance

     The Tenant shall pay the cost of the Landlord's policy for all risk coverage on the building and improvements on the Premises for physical loss in an amount equal to the


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full insurable value of the building and such improvements as hereinafter defined. "Full Insurable Value" shall mean actual full replacement cost of the building, without deduction for depreciation, and in any event an amount sufficient to prevent Landlord from being deemed a co-insurer under the terms of such policy. Full Insurable Value shall be reasonably determined from time to time by the Landlord but not less frequently than each twelve calendar months, and a copy of said determination shall be provided to Tenant.

     b) Rent Insurance

     The Tenant shall pay the cost of rental income insurance (Rent Form No. 1 endorsement) protecting the Landlord against abatement or loss of rent in an amount equal to at least one year's Base Rent, estimated real estate taxes and insurance premiums.

     c) Liability Insurance

     The Tenant shall pay the cost of the policy of comprehensive public liability insurance insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Premises. At the beginning of the Lease Term the limits of such policy shall be at least $1,000,000 for injury or death to one person, and $1,000,000 for injury or death to more than one person in the same accident and $500,000 for damage to property. Such limits shall be subject to a reasonable and necessary increase from time to time during the Lease Term. The amount of such insurance shall not limit the Tenant's liability nor relieve the Tenant of any obligation hereunder. The Tenant may, at Tenant's cost and expense, maintain such other liability insurance as the Tenant may deem necessary to protect it.


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     d) Indemnity

     Subject to the provisions of Massachusetts General Laws, Chapter 186,
Section 15, the Tenant shall assume exclusive control of the Premises and the adjacent sidewalks, if any, and agrees to hold the Landlord free and harmless from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims, or judgments or encumbrances created or suffered by the Tenant, and from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims, or judgments arising from injury during said term to persons of any nature whether on the leased Premises or its approaches, occasioned by any acts or omissions of the Tenant or of the employees, agents, servants, subtenants, or independent contractors of the Tenant, and arising out of the use or occupation of said Premises or by reason of the bursting or leakage of pipes occasioned by the negligence of Tenant from any neglect or misuse on the leased Premises caused by Tenant's negligence or by any reason of nuisance made or suffered on the Premises and caused by the Tenant's negligence; and also against all legal costs and charges, including reasonable counsel fees, reasonably incurred in and about such matters and the defense of any action arising out of the same, or in discharging the Premises or any part thereof from any and all liens that may be placed thereon from charges incurred by Tenant. If the Landlord intervenes in or becomes a party to any such action or actions growing out of this Lease in order to protect its rights, and such intervention is caused by Tenant's conduct, then the Tenant shall pay Landlord's reasonable attorneys' fees in such action or actions.


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     (e) Payment of Premiums:

     The Tenant shall pay to the Landlord an amount equal to the cost of the premiums paid or incurred by the Landlord for the insurance coverages set forth in this Section within fourteen (14) days after written request therefor by the Landlord.

VIII. OPERATING EXPENSES

     Tenant shall pay to Landlord as additional rent 100% of all Landlord's operating expenses for maintaining the Premises including and limited to water and sewer, utilities, betterments, landscaping, maintenance of the building, its parking lot and grounds, snow plowing and ordinary and necessary repairs. Tenant shall pay said operating expenses as aforesaid within 14 days after submittal of detailed itemization and accounting of operating expenses along with copies of all invoices and other documentation evidencing the expenses. Landlord and Tenant may agree in writing to have Tenant contract directly for certain of the above expenses.

IX.  UTILITIES

     The Tenant shall pay directly to the proper authorities concurrent with the collection thereof all charges for heat, water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises. The Tenant shall make its own arrangements for such utilities and the Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises not caused by conduct or lack of action by the

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Landlord. The Tenant agrees that it will at all times keep sufficient heat in the building to prevent the pipes from freezing.

X.   SECURITY DEPOSIT

     Upon the execution of this Lease, Tenant shall also pay to Landlord the sum of $15,583.34 which shall be held by Landlord as security for the full and faithful performance and compliance by Tenant of and with all its covenants and obligations hereunder. Each party expressly acknowledges that this sum is not to be applied as rent at the end of the term hereof.

     Landlord acknowledges that it has received from Tenant the amount of Fifteen Thousand Five Hundred Eighty Three and 34/100 ($15,583.34) Dollars, as security for the payment of rent and the performance and observance of the agreements and conditions in this Lease contained on the part of the Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance. Landlord may apply said amount plus interest earned and not yet paid to Landlord (hereinafter "the sum") or any part thereof toward the curing of any such default or defaults and/or toward compensating Landlord for any loss or damage arising from any such default or defaults. Upon the yielding up of the Premises at the expiration or other termination of the term of the Lease, and if the Tenant shall not then be in substantial default said sum or the unapplied balance thereof shall be returned to the Tenant within 10 days. The Landlord agrees to deposit the security in a separate interest-bearing escrow bank account and, provided Tenant shall not be in default

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or otherwise liable to the Landlord, agrees to pay the interest earned by such security to the Tenant. Upon deposit of said money, Landlord shall notify the Tenant in writing of the name and address of the bank and account number where the money is being held. Landlord shall not commingle the money with its own funds. Landlord agrees to pay such interest annually on the anniversary date of the execution of this Lease. Whenever the holder of Landlord's interest in this Lease, whether it be the Landlord named in this lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this Lease, said holder shall turn over to its transferee said sum or the unapplied balance thereof.

XI.  CONDITION OF PREMISES

     (A) Landlord shall deliver the Premises to Tenant in broom clean condition and in its current condition as of the time of execution of this Lease and shall have no obligation to make any changes or alterations to it.

     (B) Tenant may make non-structural changes to the Premises but only with Landlord's prior written consent which consent shall not be unreasonably delayed or withheld following his receipt of Tenant's written request specifying the desired changes and plans showing the proposed changes in detail.

XII. IMPROVEMENTS AND ALTERATIONS BY TENANT

     Tenant may place office fixtures, office equipment and the like (Tenant's Property) in the Premises without Landlord's consent, provided that no signs may be erected


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on the exterior of the Premises without Landlord's prior written approval as to the size, design and location thereof, which approval shall not be unreasonably withheld or delayed. Tenant may not make any structural alterations, additions or improvements to the Premises except with Landlord's prior written consent and in accordance with plans submitted in advance to and approved in writing by Landlord, such consent not to be unreasonably withheld or delayed. Tenant's improvements, such as carpeting, shall remain Tenant's Property during the Term but shall become and remain part of the Premises as of the expiration or earlier termination of the Term of this Lease. All structural alterations, additions and improvements shall, upon the making thereof, become a part of the building. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant and that no mechanic's or other lien for any such material or labor shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises and Tenant hereby indemnifies Landlord against any claim against Landlord for labor or materials. At the expiration or earlier termination of the Term of this Lease. Tenant shall remove Tenant's Property. Landlord shall not require removal of pipes, wires and the like from walls, ceilings or floors, provided that Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling. Tenant shall maintain the improvements and Tenant's Property during the Term of this Lease and shall be responsible for any damage to the Premises caused by the installation or removal of Tenant's Property or any improvements. Tenant shall repair any damage or disturbance to the Premises resulting from the removal of its Property in such

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a manner that there is no appearance of any such removal or damage and the damaged or disturbed areas shall match the existing conditions of the Premises.


XIII. INSPECTION

     Landlord and his authorized representatives shall have the right upon reasonable notice and consent of the Tenant (which consent shall not be unreasonably withheld or delayed) and at all reasonable times to enter the Premises to inspect the same, and to show it to prospective tenants and purchasers; provided that Landlord shall not disturb Tenant's use and occupancy.

XIV. MAINTENANCE OF BUILDING AND PREMISES

     (A) Landlord shall (i) maintain the building structure except the interior and additions thereto and any utility service lines exclusively serving the Premises, in good condition and repair; (ii) comply with all applicable governmental rules, regulations, laws and ordinances affecting the building. If at any time the Premises (or portion thereof) become untenantable for the conduct of Tenant's business as a result of the interruption or suspension of any such maintenance services (except for causes beyond Landlord's control), Tenant shall be entitled to an abatement of Rent (or portion thereof) until the Premises again become suitable for the conduct of Tenant's business.

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     (B) Tenant shall (i) maintain the interior of the Premises (including the plate and window glass) and; (ii) comply with all applicable governmental rules, regulations, laws and ordinances affecting the building.

     Landlord shall, at its sole cost and expense, keep and maintain in good working order and repair and in a clean and safe condition the interior and exterior structural portions of the building, including, but not by way of limitation, the foundation, roof, walls, driveways, structural columns and beams, and common areas, except for loss by fire or other casualty and shall remove snow accumulation from the roof. The Landlord shall also, at its sole cost and expense, keep and maintain in good working order and repair and if necessary, replace, the plumbing and electrical service lines furnished by the Landlord to the Premises and the heating, plumbing, and HVAC system servicing the Premises. The Tenant shall give immediate written notice to the Landlord of the need for any repairs or replacements to the areas the Landlord is responsible for as described above and the Landlord shall then proceed immediately to make such repairs as are necessary. In the event that the Landlord fails to maintain the above-mentioned structure or fulfill the above obligations or fails to make any necessary repair or replacement within a reasonable time after notification from Tenant, then the Tenant shall have the right to make such repair or replacement and deduct the cost of same from the rent due and owing. The following restrictions apply to this paragraph B:

     a) Landlord is not obligated to perform any repairs hereunder if the alleged problem or condition was caused by the negligence or conduct of Tenant, its employees or agents;

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     b)   If the problem or condition arises during the first 30 days of this tenancy, Landlord shall be fully responsible to correct same; and

     c) after said 30 days, Landlord's responsibility hereunder arises only if the cost of repairing any single item or problem exceeds $2,000.00.

     (C) Tenant shall act with care in its use and occupancy of the Premises, and except as otherwise provided under the terms of this Lease, shall keep the Premises in good order and condition.

XV. CONDEMNATION

     (A) If the entire Premises or any portion thereof or the access thereto shall be permanently or temporarily taken, appropriated or condemned, such that Tenant is precluded or adversely affected from utilizing the Premises for the conduct of its business, this Lease and the Term hereof may be terminated at Tenant's election by giving written notice of termination to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. In the event of the giving of such notice, this Lease and the Term hereof shall terminate as of the date on which Tenant shall be required to vacate any portion of the area so taken, appropriated or condemned and the Rent shall be apportioned as of such date.

     (B) If Tenant does not elect to terminate this Lease, Landlord, with reasonable diligence and at his expense, shall restore the remainder of the Premises or the access thereto, as nearly as feasible to the condition thereof prior to such taking, appropriation or


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condemnation and in such event the Rent shall be adjusted in a manner such that
(i) a just proportion of the Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises shall be permanently abated, and (ii) a just proportion of the remainder of the Rent, according to the nature, extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises shall be abated until the remainder of the Premises shall have been restored as fully as feasible for permanent use and occupation by Tenant hereunder. In the event such restoration is not complete within 60 days after the occurrence of the damage, Tenant may, upon notice to Landlord, either terminate this Lease or complete such restoration and deduct the cost thereof from the Rent. Landlord expressly reserves and Tenant hereby assigns to Landlord all rights to all awards and compensation created, accrued or accruing by reason of any permanent taking, appropriation or condemnation, except for any portion of such award allocated to Tenant's estate hereunder, Tenant's improvements, Tenant's Property or Tenant's moving and relocation expenses.

XVI. CASUALTY

       (A) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. Upon receipt of such notice, Landlord (except as provided in paragraph (B)) shall proceed with diligence, and at its expense, to have such damage repaired but in no event shall the damage be repaired in more than four (4) months. All repairs to and replacements of Tenant's Property or any improvements shall be made by


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

and at the expense of Tenant. If the Premises or any part thereof shall have been rendered untenantable for the conduct of its business by reason of such damage, the Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered untenantable, shall be abated until the Premises shall have been restored as nearly as feasible to the condition thereof immediately prior to such fire or other casualty. In the event such repairs are not completed within four months from the occurrence of such damage, Tenant may, upon notice to Landlord either terminate this Lease or complete such repairs and deduct the cost thereof from the Rent.

     (B) If the Premises shall be so damaged by fire or other casualty to the extent of more than 50% of their then replacement cost, this Lease and the Term hereof may be terminated at the election of Landlord or Tenant by giving a notice of termination to the other party within sixty (60) days following such fire or other casualty, the termination date being specified in such notice as a date not less than sixty (60) days after the day on which such termination notice is given. In the event of any such termination, this Lease and the Term hereof shall expire as of such termination date and the Rent (subject to any abatement thereof required pursuant to paragraph (A) hereof) shall be apportioned as of such date.

     (C) During the time the Premises may be untenantable, Tenant shall have the right to have a trailer or other temporary structure in the Parking Area for the purpose of conducting its business, provided such temporary structure is legally permissible and does not use more than 25% of the total Parking Area.


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XVII. INDEMNIFICATION

     (A) Tenant hereby indemnifies and covenants to save Landlord harmless, from and against any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees) or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of the act, omission, fault, negligence or misconduct of Tenant or its servants, agents or employees.

     (B) Landlord hereby indemnifies and covenants to save Tenant harmless, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of the act, omission, fault, negligence or misconduct of Landlord or his servants, agents or employees.

XVIII. WAIVER OF SUBROGATION

     (A) Tenant and Landlord covenant that with respect to any insurance coverage carried by either Tenant or Landlord in connection with the building or the Premises whether or not such insurance is required by the terms of this Lease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against Landlord, his agents, servants and employees under Tenant's insurance policies or against Tenant, its agents, servants and employees under Landlord's insurance policies, where such waiver of subrogation rights does not require the payment of an additional premium, or, if an additional


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

premium is required to be paid, the other party shall offer to pay such premium after being notified thereof.

     (B) Landlord and Tenant shall each seek to recover for any loss or damage incurred from its own insurer and notwithstanding any other provisions of this Lease, (i) Landlord shall not be liable to Tenant for any loss or damage, whether or not such loss or damage is caused by the negligence of Landlord or his agents, servants, employees, to the extent that compensation for such loss or damage shall be actually recovered under insurance carried by Tenant; and
(ii) Tenant shall not be liable to Landlord for any loss or damage, whether or not such loss or damage is caused by the negligence of Tenant or its agents, servants or employees, to the extent that compensation for such loss or damage is actually recovered under insurance carried by Landlord.

XIX. DEFAULT

       (A) If Tenant shall fail to make any payment of rent or additional rent and such failure shall continue for fourteen (14) days after notice thereof to Tenant; or if Tenant shall fail to perform any other of its obligations hereunder and such failure shall continue for thirty (30) days after notice thereof to Tenant (except that if Tenant cannot reasonably cure any such failure within such thirty (30) day period, such period may be extended for a reasonable time, provided that Tenant shall commence to cure such failure within such period. and proceed continuously and diligently thereafter to effect such cure); or if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall make


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

an assignment for the benefit of creditors or shall file any petition seeking a reorganization, arrangement or similar relief, then Landlord, upon notice to Tenant, may terminate this Lease without prejudice to any other remedies which Landlord may have for arrears of rent or breach of covenant. Tenant covenants, in case of any default by Tenant hereunder, to pay to Landlord as agreed liquidated damages an amount equal to the rent and additional rent which would have been payable had Tenant not defaulted (subject to offset for net rents actually received from reletting).

     (B) Tenant further covenants to indemnify Landlord against all loss and damage caused by Tenant's default or breach of this Lease, including but not limited to loss of rent, reasonable broker's commissions, advertising costs, reasonable costs of cleaning and repairing the premises to re-let them, moving and storage charges and reasonable attorney's fees and expenses.

     (C) Landlord may bring legal proceedings for the recovery of such damages. or any installments thereof, from time to time at his election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

XX. SURRENDER

     Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises in the same condition as they were on the Commencement Date or as they were put by Tenant except for reasonable wear and tear and damage caused by fire


                                      -17-
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or other casualty. Any holding over by Tenant after the expiration or termination of this Lease shall constitute a tenancy at will on a month to month basis on all the terms and conditions hereof except that the rent shall be the then fair rental value of the Premises.

XXI. ASSIGNMENT AND SUBLETTING

     The Tenant agrees not to assign this Lease, in whole or in part, sublet the Premises or any portion thereof, or otherwise transfer its interest or right to possession under this lease without first obtaining, on each occasion, the written consent of the Landlord, which consent shall not to be unreasonably withheld. No such assignment, subletting or transfer shall be permitted unless, in the opinion of the Landlord, the use to be made of the Premises by the prospective assignee, subtenant or transferee is compatible and consistent with its uses. No assignment, subletting or other transfer of the Tenant's interest or right to possession shall in any way impair the continuing liability of the Tenant hereunder, and no consent to any assignment, subletting, or the transfer of the Tenant's interest or right to possession in a particular instance shall be deemed a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment, subletting or other transfer of the Tenant's interest or right to possession.

     If Landlord shall consent to any assignment or subletting by Tenant at a rent which exceeds the rent payable hereunder by Tenant. then Tenant shall pay to Landlord as additional rent, upon Tenant's receipt of each installment of any such excess rent, the full amount of any such excess rent.


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     Any request by Tenant for consent to assign or sublet this Lease shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or subtenant. For this purpose, the term "rent" shall mean all annual rent, additional rent or other payments and/or consideration payable by the proposed assignee or sublessee to the Tenant for the use and occupancy of the premises.

XXII. QUIET ENJOYMENT

     Tenant, on paying the rent, additional rent and all other sums payable hereunder and substantially performing the covenants of this Lease on its part to be performed, shall peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease without hindrance of interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord.

XXIII. NOTICES

     Any notice or demand hereunder shall be in writing and shall be deemed to have been given if it shall be delivered by hand or sent by registered or certified mail as follows: (i) if to Landlord, addressed to Landlord at the address set forth above, or at such other address as may be directed by Landlord; and (ii) if to Tenant, addressed to Tenant at its address set forth above until the Commencement Date and, thereafter, at the Premises, or at such other address as may be directed by Tenant.


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XXIV. REMEDYING DEFAULTS

     If Tenant shall default in the observance or performance of any term, covenant or condition on its part to be observed or performed under this Lease beyond the applicable periods of grace set forth herein, Landlord, without being under any obligation to do so and without thereby waiving such default, may, upon reasonable notice to Tenant, remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees, such sums paid or obligations incurred shall be paid to Landlord by Tenant with interest thereon at the rate of prime plus 2% per annum.

XXV. BINDING AGREEMENT

     This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives and successors. This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing signed by both parties.

XXVI. GENERAL PROVISIONS

     The various rights and remedies contained in this Lease and reserved to each of the parties shall not be exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law in equity or by statute. No delay or omission in the exercise of any right or power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence in any default. One or more waiver of any term, covenant or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval of either party to any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. All sums payable hereunder by Tenant in addition to the rent shall constitute additional rent hereunder. If any provision of the Lease shall be held to be invalid, such invalidity shall not affect the other provisions hereof. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

XXVII. SUBORDINATION

     This Lease shall be subject and subordinate in all respects to all mortgages which now or hereafter may encumber the Premises provided that the holder thereof shall enter into a written agreement with Tenant providing that as a condition to such subordination and so long as Tenant shall not be in default under the Lease, the right of possession and all other rights of Tenant under this Lease will not be disturbed upon foreclosure of any mortgage or upon the exercise of any remedy provided for in any mortgage or by law.

XXVIII. PARTIAL PAYMENTS

     The acceptance by Landlord of rent, additional rent or other payment hereunder shall not be construed as waiving any of Landlord's rights hereunder. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord shall be deemed to be anything but payment on account and the acceptance by Landlord of a payment for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said payment that said lesser amount is payment in full, shall not be deemed an accord and satisfaction, and Landlord may accept said payment without prejudice to recover the balance due or pursue any other remedy.

XXIX. BROKER

     The parties acknowledge that the Landlord has employed the Dartmouth Company to lease the premises to Tenant. Both parties warrant that no other broker other than Dartmouth Company was involved in this transaction. The Landlord is responsible for all payments and/or commissions to be paid to the broker. No fees are payable by the tenant.

XXX. EARLY TERMINATION

     Both Landlord and Tenant have the absolute right to terminate this Lease upon 120 days written notice to the other party. This right of early termination cannot be exercised prior to July 15, 1996 to take effect no earlier than November 15, 1996. In order to exercise this right of early termination, the electing party shall give 120 days written notice to the other party and the termination shall become effective on the 120th day after issuance of written notice. Upon termination the terms of this Lease and all obligations of the parties hereto shall cease and this Lease shall become void and without recourse to the parties hereto.

XXXI. CLEAN UP

     The Tenant shall keep the Premises in a safe, clean and neat condition. In the event that the Tenant shall fail to so keep the Premises, then the Landlord, after seven (7) days prior written notice to the Tenant, may cause such work to be done as may be necessary to restore the Premises to a safe, clean and neat condition and the reasonable cost for such work shall be payable by the Tenant as additional rent.

XXXII. WASTE DISPOSAL

     The Tenant agrees to obey all rules and regulations established by Landlord from time to time pertaining to the storage and/or removal of waste and refuse.

XXXIII. OUTSIDE STORAGE

     The Tenant shall not store any materials or equipment outside of the building, except one dumpster.

                                SCHEDULE A

Property:     23 Norfolk Avenue, Easton, MA

- --------------------------------------------------------------------------------

A certain parcel of land situated on the westerly side of Norfolk Avenue in the Town of Easton, Bristol County, Massachusetts, together with the buildings and improvements thereon, and shown as Lot A-1-G on a plan entitled "Plan of Land in Easton, Massachusetts owned by Paramount Development Associates, Inc." dated March 25, 1982, by Hayward-Boynton & Williams, Inc., which plan is recorded with the Bristol County Northern District Registry of Deeds in P1an Book 197, Page
30. Lot A-1-G is more particularly bounded and described, according to said plan, as follows:

EASTERLY by Norfolk Avenue on two (2) courses, three hundred eleven and 98/100 (311.98) feet and twenty-four and 00/100 (24.00)
                    feet on a curve with a radius of one hundred seventy-five and 00/100 (175.00) feet;

NORTHERLY           by Lot A-1-F, two hundred fifty-nine and 28/100 (259.28)
                    feet;

SOUTHWESTERLY       by land of the Kendall Company, three hundred forty-five
                    and 05/l00 (345.05) feet;

SOUTHERLY           by Lot B-l-B, one hundred seventy-eiqht and 73/100
                    (178.73) feet.

Lot A-1-G contains 73,301 square feet or 1.683 acres according to said plan.

The fee in Norfolk Avenue, as shown on said plan, is excluded from the premises conveyed hereby.

Lot A-1-G is conveyed subject to and with the benefit of easements and restrictions of record and together with the right to pass and repass on foot and in motor vehicles over Norfolk Avenue and Bristol Drive to and from Route 123 as shown on said plan and on a plan entitled "Easton Industrial Park in Easton, Masschuaetts" dated January, 1975, and recorded with the Bristol County (North District) Registry of Deeds in Plan Book 154, Pages 43-45 and the right to connect to, use, maintain and repair utilites in the street and ways shown on said plan recorded in Plan Book 154, Pages 43-45.

Lot A-l-G is granted subject to an easement from Easton Induatria1 Park, Inc. to New England Telephone and Telegraph Company and Brockton Edison Company dated July 15, 1977 and recorded with said Deeds in Book 1737, page 623.

Lot A-1-G is granted subject to a Declaration of Protective Covenants dated November 29, 1979 and recorded with said Deeds in Book 2011, Page 163.

Being the premises conveyed to this mortgagor by deed of Paramount Development Associates, Inc. dated September 1, 1983 and recorded with said Registry of Deeds in Book 2367, Page 182.

XXXIV. CORPORATE AND PARTNERSHIP AUTHORITY

     If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and this lease binds the corporation. Not later than October 15, 1995, Tenant shall deliver to Landlord a certified copy of a resolution of the Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority acceptable to the Landlord. If the Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership.

XXXV. ADDITIONAL PROVISIONS

     Attached hereto are "Additional Lease Provisions" marked "B" and incorporated herein as part of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed instrument, as of the day and year first above written.

                         JV REALTY TRUST (Landlord)

                         By: /s/ Fredric Snyderman  Trustee
                            ----------------------------------
                            FREDRIC SNYDERMAN, AS TRUSTEE


                         SC DIRECT, INC., (Tenant)

                         By: /s/ John P. Boyd
                            ----------------------------------
                             Sr. V.P./CFO
                            ----------------------------------
                                Title

                                       "B"

                           ADDITIONAL LEASE PROVISIONS



1. LANDLORD has not caused nor has any action been taken that would result in, and LANDLORD is not subject to, any material liability or obligation relating to
(i) the environmental conditions on, under, or about the Premises, including without limitation, the soil and groundwater conditions; or (ii) the past or present use, management, handling, transport, treatment, generation, storage or Release of any Hazardous Materials.

      (1)   Without limiting the generality of the foregoing:

      (i) None of LANDLORD or its current or past tenants operations, or any by-product thereof, on the Premises is related to or subject to any investigation or evaluation by any governmental entity, as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Materials.

      (ii) LANDLORD and its current or past tenants have filed all notices required under any Environmental Law indicating a past or present use, management, handling, transport, treatment, generation, storage, or Release of Hazardous Materials.

      (iii) There is not now at, on or in the PREMISES: (A) any treatment, recycling, storage or disposal of any Hazardous Materials, (B) any underground or above ground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Materials (C) any landfill or solid waste disposal area, (D) any asbestos-containing material, (E) any polychlorinated biphenyl, or
            (F) any Release of Hazardous Materials.

      (iv) LANDLORD is not subject to any outstanding Order from, or contractual or other obligation with, any governmental body or other person in respect of which Landlord may be required to incur any Environmental Liabilities and Costs arising from the Release or threatened Release of a Hazardous Material and LANDLORD has not entered in to any contractual or other obligation with any governmental body or other person pursuant to which LANDLORD has assumed responsibility for, either directly or indirectly, the redemption of any condition arising from or relating to the

            Release or threatened Release of Hazardous Materials.

      (v)   [Intentionally Omitted]

      (vi) There are no Environmental Laws applicable to LANDLORD, or the PREMISES that would require LANDLORD, TENANT or any other party to provide notice to, to take actions to satisfy, or to obtain the approval of, any governmental entity as a condition to the consummation of the transactions contemplated by this Agreement

     (m) It shall be a condition precedent to Tenant's obligations hereunder that the PREMISES (i) have not been and are not a generator of any Hazardous Materials, (ii) do not contain Hazardous Materials, (iii) there has not been any past or present use, management, handling, transport, treatment, storage or release of any Hazardous Materials, and (iv) that there is not now at, on or in the PREMISES any underground or above ground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Materials, any landfill or solid waste disposal area, any ashestos-containing material or any polychlorinated biphenyl.

     (n) As used in this Agreement, the following definitions shall apply in this Agreement: "Environmental Laws" means all federal, state, local and foreign Laws and Orders issued, promulgated, approved or entered relating to environmental matters, the protection of the environment or the protection of public health and safety from environmental concerns, including without limitation Laws relating to the Release or threatened Release of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     "Environmental Liabilities and Costs" means all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including without limitation, all Losses related to Remedial Actions, and all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of:

            (a) the ownership or operation of the Business Assets or the PREMISES or any other real properties, assets, equipment or facilities, by LANDLORD, or any of his predecessors or affiliates;

            (b) the environmental conditions existing on, under, above or about the PREMISES or the Business Assets or any other assets, equipment or facilities currently or previously owned, leased or operated by LANDLORD, or any of their predecessors or affiliates; and

            (c) expenditures necessary to cause the PREMISES, or the Business Assets to be in compliance with any and all reguirements of Environmental Laws, including without limitation, all Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of the PREMISES and Business Assets

     "Hazardous Materials" means all hazardous substances, wastes, extremely hazardous substances, hazardous materials, hazardous wastes, hazardous constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, and related materials, including without limitation any such materials defined, listed, identified under or described in any Environmental Laws.

     "Law" means any federal, state, local or foreign laws, statute, code, common law rule, ordinance, rule, regulation, permit, licensing or other requirement, or judicial or administrative decision.

     "Order" means any order, judgment, injunction, award, decree or writ.

     "Permits" means any permit, license, certificates, certificate of occupancy or use, grants, franchises, exceptions, variances, orders, governmental authorizations or approvals, or any other permits.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leeching or migration into the environment or out of any property, including the movement of materials through or in the air, soil, surface water, ground water or property.

     "Remedlal Action" means all actions required to (a) clean up, remove, treat or in any other way remediate any Hazardous Materials; (b) prevent the Release of Hazardous

Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (c) perform studies, investigations, and care related to any such Hazardous Materials.

2. Lessor covenants and warrants to Lessee that it has full right and lawful authority to enter into this Lease for the term of this Lease, or any renewal, extension or option hereof; that Lessor is lawfully seized of the leased Premises and has good and marketable title thereto, free and clear of all Tenancies, and that the Lessee shall and may peacefully and quietly hold and enjoy the Premises throughout the term hereof without hindrance by the Lessor or any other person claiming through or under the Lessor.

3. Lessor represents and warrants to Lessee that on the date of delivery of possession of the Premises to Lessee, the Premises and the building in which the Premises are located will be in compliance with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition and occupancy of the Premises, including the Americans for Disabilities Act and all handicap access related requirements, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the Premises.